    As Filed Pursuant to Rule 424(b)(7)
    Registration No. 333-295786
Prospectus supplement
(to Prospectus dated May 12, 2026)
20,000,000 shares
FLUENCE ENERGY, INC.
Class A common stock
The selling securityholders identified in this prospectus supplement (the “Selling Securityholders”) are offering 20,000,000 shares of our Class A common stock. We are not selling any shares of Class A common stock under this prospectus supplement.
The Class A common stock of Fluence Energy, Inc. is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FLNC.” On May 11, 2026, the last reported sale price of our Class A common stock on Nasdaq was $25.23 per share.
We have three classes of common stock: Class A common stock, Class B-1 common stock and Class B-2 common stock. Each share of our Class A common stock entitles its holder to one vote per share, each share of our Class B-1 common stock entitles its holder to five votes per share and each share of our Class B-2 common stock entitles its holder to one vote per share on all matters presented to our stockholders generally.
We are a holding company and our principal asset is common units of Fluence Energy, LLC (“LLC Interests”). We are the sole managing member of Fluence Energy, LLC. We operate and control all the business and affairs of Fluence Energy, LLC and its direct and indirect subsidiaries and, through Fluence Energy, LLC and its direct and indirect subsidiaries, conduct our business.
	Per Share	Total
Public offering price	$21.00	$420,000,000
Underwriting discounts and commissions(1)	$0.4725	$9,450,000
Proceeds to the Selling Securityholders, before expenses	$20.5275	$410,550,000

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

The Selling Securityholders have granted the underwriters an option for a period of 30 days to purchase up to 3,000,000 additional shares of Class A common stock.
Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and the other risk factors that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Class A common stock on or about May 15, 2026, which will be the second business day following the initial trade date for the Class A common stock sold in this offering (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A common stock purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A common stock who wish to trade such Class A common stock prior to the business day preceding the settlement date should consult their own advisors.
Joint book-running managers
Barclays	Goldman Sachs & Co. LLC	J.P. Morgan
Joint Bookrunners
BNP PARIBAS	Citigroup	Mizuho
Morgan Stanley	RBC Capital Markets	Wells Fargo Securities
The date of this prospectus supplement is May 12, 2026

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The Selling Securityholders and the underwriters are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States we, the Selling Securityholders and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A common stock.
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Fluence,” “we,” “our,” “us” and the “Company” refer to Fluence Energy, Inc. and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein are forward-looking statements. In particular, statements regarding our future results of operations and financial position, operational performance, the Company’s business, growth, and innovation strategy and the efficacy of our products and services to meet evolving needs, future market and industry growth and related opportunities for the Company, projected operating costs, our ability to differentiate our products and optimize our cost structure, our ability to compete, liquidity and access to capital, the timing of future revenue recognition, future capital expenditures and debt service obligations, the Company’s expected growth and demand for our energy storage solutions, services, and digital application offerings and the industry generally, relationships with new and existing customers and suppliers, introduction of new energy storage solutions, services, and digital application offerings and adoption of such offerings by customers, our domestic content strategy, assumptions relating to the Company’s tax receivable agreement, expectations relating to backlog, pipeline, contracted backlog, and order intake, current expectations relating to legal proceedings, anticipated impact and benefits from the Inflation Reduction Act of 2022 (the “IRA”) and related domestic content guidelines on us and our customers, potential impact of the changes to the IRA pursuant to the One Big Beautiful Bill Act and related executive orders and agency guidance on us, our customers, and our suppliers, the implementation and success of our compliance and risk mitigation strategies related to the foregoing regulatory impacts and uncertainty, potential or estimated impact of tariffs and any potential tariff and duty refunds as well as timing of any potential or estimated impacts, uncertainty around U.S. and foreign trade policy on the Company, our suppliers, and our customers, and beliefs, assumptions, prospects, plans, and objectives of management, are forward-looking statements.
In some cases, you may identify forward-looking statements by terms such as “anticipates,” “believes,” “commits,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “grows,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
These forward-looking statements are subject to a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to: the elimination or expiration of government incentives or regulations regarding renewable energy; changes in the global trade environment; fluctuations in order intake and results of operations across fiscal periods; a significant reduction in order volume or loss of significant customers or their inability to perform under contracts; competition for offerings and the ability to attract new customers and retain existing ones; maintaining and enhancing reputation and brand recognition; our ability to manage recent and future growth and the expansion of our business and operations; our ability to attract and retain highly qualified personnel; our growth depending on the success of relationships with third parties; delays, disruptions, and quality control problems in manufacturing operations; risks associated with engineering and construction, utility interconnection, commissioning and installation of energy storage products, cost overruns, and delays; supplier concentration and limited supplier capacity; operating as a global company with a global supply chain; changes in the cost and availability of raw materials and underlying components; lengthy sales and installation cycle for energy storage solutions; quality and quantity of components provided by suppliers; defects, errors, vulnerabilities, and/or bugs in products and technology; events and incidents relating to storage, delivery, installation, operation, maintenance, and shutdowns of products; current and planned foreign operations; failure by contract manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; actual or threatened health epidemics, pandemics, or similar public health threats; severe weather events; acquisitions made or that may be pursued; our ability to obtain financial assurances for projects; relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increases in expenses in the future and our ability to maintain prolonged profitability; the risk that amounts included in the pipeline and contracted backlog may not result in actual revenue or translate into profits; restrictions set forth in current and future credit and debt agreements; our uncertain ability to raise additional capital to execute on business opportunities; fluctuations in currency exchange rates; whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for offerings does not develop or takes longer to develop than anticipated; our estimates on the size of the total addressable market; macroeconomic uncertainty and market conditions; interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for energy storage solutions; the cost of electricity available from alternative sources; a decline or delay in public acceptance of renewable energy, or increase in the cost of customer projects; increased attention to environmental, social and governance matters; our ability to obtain, maintain, and enforce proper protection for intellectual property, including technology; the threat of lawsuits by third parties alleging intellectual property violations; our having adequate protection for trademarks and trade names; our ability to enforce intellectual property rights; our patent portfolio; our ability to effectively protect data integrity of technology infrastructure, data, and other business systems; the use of open-source software; our failure to comply with third-party license or technology agreements; our inability to license rights to use technologies on reasonable terms; compromises, interruptions, or shutdowns of systems; use of artificial intelligence (“AI”) technologies; potential changes in tax laws or regulations; barriers arising from current electric utility industry policies and regulations and any subsequent changes; environmental, health, and safety laws and potential obligations, liabilities, and costs thereunder; actual or perceived failure to comply with data privacy and data security laws, regulations, industry standards, and other requirements relating to the privacy, security, and processing of personal information; potential future legal proceedings, regulatory disputes, and governmental inquiries; ownership of our Class A common stock; short-seller activists; being a “controlled company” within the meaning of the rules of the Nasdaq Stock Market; conflicts of interest by officers and directors due to positions with our continuing equity owners; relationship with our founders and continuing equity owners; terms of our amended and restated certificate of incorporation and amended and restated bylaws; our dependence on distributions from Fluence Energy, LLC to pay taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks related to the 2030 Convertible Senior Notes; improper and ineffective internal control over reporting to comply with the Sarbanes-Oxley Act; changes in accounting principles or their applicability; and estimates or judgments relating to critical accounting policies; and the factors described under the headings Part I, Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case, filed with the SEC and incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. We qualify all forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by these cautionary statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.fluenceenergy.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 25, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 26, 2026;

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Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 4, 2026, and for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

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Our Current Reports on Form 8-K, filed with the SEC on October 3, 2025, March 16, 2026 and April 3, 2026 and our Current Report on Form 8-K/A filed with the SEC on April 6, 2026; and

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The description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-40978), filed with the SEC on October 28, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:
Fluence Energy, Inc.
Attn: Investor Relations
4601 Fairfax Drive, Suite 600
Arlington VA, 22203
(833) 358-3623

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS SUPPLEMENT SUMMARY
This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A common stock, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section titled “Risk Factors” in this prospectus supplement, as well as the information set forth under “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations” and our financial statements and related notes, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
Fluence is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. Our energy storage solutions and operational services are designed to help create a more resilient grid and unlock the full potential of renewable portfolios.
As of March 31, 2026, we had 7.4 gigawatts (“GW”) of energy storage assets deployed and 10.1 GW of contracted backlog across 33 markets in 25 countries with a gross global pipeline of 41.3 GW. As of March 31, 2026, our global operational and maintenance (“O&M”) services team was providing services for 6.3 GW of energy storage assets, with a further 7.7 GW of contracted backlog. As of March 31, 2026, we had an aggregate of 22.9 GW of renewable energy assets using Fluence digital offerings and 14.4 GW of contracted backlog related to renewable and energy storage assets using Fluence digital offerings.
The growth of the utility-scale battery storage industry continues to be fueled by (i) the global transition toward renewable energy, (ii) heightened focus on grid resilience, (iii) declining lithium-ion battery prices, (iv) increased electricity demand, and (v) supportive regulatory frameworks. BloombergNEF estimated in its 2H 2025 Energy Storage Market Outlook published on October 20, 2025 that the global utility scale market, excluding China, will add approximately 3,201 GWh between 2024 and 2035.
Our business continues to evolve worldwide and is shaped by the varying ways in which our products can provide economically viable solutions to energy needs in certain markets. Our offerings include energy storage products and solutions, recurring O&M services, and digital applications for energy storage and other power assets. We have repeatedly pioneered new use cases for grid-scale energy storage. Some of the uses we have supported include frequency regulation, generation enhancement, capacity peak power, energy cost control, microgrids/islands, renewable integration, virtual dams, transmission and distribution enhancement, and critical power.
Corporate information
Fluence Energy, Inc., a Delaware corporation was formed on June 21, 2021. We conduct our business operations through Fluence Energy, LLC and its direct and indirect subsidiaries. Our principal executive offices are located at 4601 Fairfax Drive, Suite 600, Arlington VA 22203, and our telephone number is (833) 358-3623. Our website address is https://www.fluenceenergy.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING
Issuer
Fluence Energy, Inc.
Selling Securityholders
AES Grid Stability, LLC (“AES Grid Stability”), SPT Holding, SARL, an affiliate of Siemens AG (“Siemens”), and Qatar Holding LLC.
Class A common stock offered by the Selling Securityholders
20,000,000 shares.
Class A common stock to be outstanding immediately after this offering
141,534,496 shares.
Over-allotment Option to purchase additional shares from the Selling Securityholder
The Selling Securityholders have granted the underwriters 30 days from the date of this prospectus, to purchase up to an additional 3,000,000 shares on the same terms as the other shares being purchased by the underwriters from the Selling Securityholders.
Shares of Class B-1 common stock to be outstanding immediately after this offering
42,745,791 shares, as a result of the redemption of 8,753,404 LLC Interests by AES Grid Stability, the corresponding cancellation of an equivalent number of shares of Class B-1 common stock and the settlement of such redemption through our issuance of an equivalent number of new shares of Class A common stock to AES Grid Stability to be sold in this offering. All shares of our Class B-1 common stock are held by AES Grid Stability.
Shares of Class B-2 common stock to be outstanding immediately after this offering
No shares of Class B-2 common stock will be outstanding immediately after this offering. Each share of Class B-1 common stock may be converted into one share of Class B-2 common stock at any time at the option of the holder and each share of Class B-1 common stock automatically converts into one share of Class B-2 common stock upon the occurrence of certain circumstances described in our amended and restated certificate of incorporation. See the section titled “Description of Capital Stock” in the accompanying prospectus for additional information.
LLC Interests to be outstanding immediately after this
offering
42,745,791 LLC Interests, representing approximately 23.2% of the economic interest in Fluence Energy, LLC will be held by AES Grid Stability immediately after this offering, with the remainder held by us.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A common stock in this offering.
Voting rights
Holders of shares of our Class A common stock and our Class B-1 and Class B-2 common stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law or our amended and restated certificate of incorporation. Each share of our Class A common stock entitles its holders to one vote per share, each share of our

Class B-1 common stock entitles its holders to five votes per share and each share of our Class B-2 common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. See the section titled “Description of Capital Stock” in the accompanying prospectus for additional information.
Risk factors
Investing in our Class A common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and the sections titled “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should consider carefully before deciding to invest in our Class A common stock.
Payment and settlement
The underwriters expect to deliver the Class A common stock on or about May 15, 2026, which will be the second business day following the initial trade date for the Class A common stock sold in this offering (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A common stock purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the Class A common stock initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A common stock who wish to trade such Class A common stock prior to the business day preceding the settlement date should consult their own advisors.
Nasdaq symbol
“FLNC”
The number of shares of our common stock that will be outstanding immediately after this offering as set forth above is based on 132,781,092 shares of our Class A common stock, 51,499,195 shares of our Class B-1 common stock and no shares of Class B-2 common stock outstanding as of March 31, 2026, and excludes:
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1,397,309 shares of our Class A common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2020 Unit Option Plan as of March 31, 2026, with a weighted-average exercise price of $2.45 per share;

•
657,313 shares of our Class A common stock issuable upon the exercise of outstanding stock options issued pursuant to our Amended and Restated 2021 Equity Incentive Award Plan (the “2021 Equity Plan”) as of March 31, 2026 with a weighted-average exercise price of $17.93 per share;

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1,769,760 shares of our Class A common stock issuable upon the vesting and settlement of service-based restricted stock units (“RSUs”) outstanding as of March 31, 2026;

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979,132 shares of our Class A common stock issuable upon the vesting and settlement of performance share units (“PSUs”) outstanding as of March 31, 2026;

•
8,957,256 shares of our Class A common stock reserved for future issuance pursuant to our 2021 Equity Plan; and

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18,738,880 shares of our Class A common stock issuable upon the conversion of our 2.25% convertible senior notes due 2030 at the initial conversion rate as of March 31, 2026.

Unless otherwise indicated, all information in this prospectus supplement does not assume or give effect to any exercise of the outstanding options or settlement of the outstanding RSUs or PSUs referred to above.

RISK FACTORS
Before you invest in our Class A common stock, you should carefully consider the risks described below and in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar headings in our Annual Report on Form 10-K for the year ended September 30, 2025 and our subsequent Quarterly Reports on Form 10-Q, filed with the SEC, which are incorporated herein by reference, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. You should consider carefully the risk factors discussed therein and below, and all other information contained in or incorporated by reference in this prospectus supplement before making an investment decision. The following risks may adversely impact our business, financial condition and operating results. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks related to the offering and ownership of our Class A common stock
Certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of Delaware law, our amended and restated certificate of incorporation, amended and restated bylaws, and our Stockholders Agreement dated October 27, 2021 by and among Fluence Energy, LLC, Fluence Energy, Inc., and the Stockholders (as defined therein) party thereto (the “Stockholders Agreement”) may have an antitakeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions provide for, among other things:
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the ability of our board of directors to issue one or more series of preferred stock;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

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certain limitations on convening special stockholder meetings;

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prohibit cumulative voting in the election of directors;

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that certain provisions of amended and restated certificate of incorporation may be amended only by the affirmative vote of at least 66 2∕3% of the voting power represented by our then-outstanding common stock;

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the right of each of the AES Related Parties, Siemens Related Parties, and the QIA Related Parties (each as defined in the Stockholders Agreement) to nominate certain of our directors;

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the shares of our Class B-1 common stock held by AES entitle them to five votes per share on all matters presented to our stockholders generally; and

•
the consent rights of Siemens AG, AES Grid Stability, and Qatar Holding LLC, an affiliate of the Qatar Investment Authority (collectively with their permitted transferees from time to time, the “Continuing Equity Owners”), in the Stockholders Agreement.

These antitakeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.
In addition, we have opted out of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”), but our amended and restated certificate of incorporation provides that engaging in any of a broad range of business combinations with any “interested” stockholder (any stockholder with 15% or more of our voting stock) for a period of three years following the date on which the stockholder became an “interested” stockholder is prohibited, subject to certain exceptions.
Because we have no current plans to pay regular cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A common stock for a price greater than that which you paid for it.
We do not anticipate paying any regular cash dividends on our Class A common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, general and economic conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, and such other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our Class A common stock is solely dependent upon the appreciation of the price of our Class A common stock on the open market, which may not occur.
The dual class structure of our common stock may adversely affect the trading market for our Class A common stock. We cannot predict the effect our multiple class structure may have on the market price of our Class A common stock.
We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A common stock, in adverse publicity or other adverse consequences. Certain stockholder advisory firms and large institutional investors may prefer companies that do not have multiple share classes or may have investment guidelines that preclude them from investing in companies that have multiple share classes. In addition, certain index providers have previously implemented, and may in the future determine to implement, restrictions on including companies with multiple class share in certain of their indices. For example, from July 2017 to April 2023, S&P Dow Jones excluded companies with multiple share classes from the S&P Composite 1500 (composed of the S&P 500, S&P MidCap 400 and S&P SmallCap 600). Indices have discretion to reassess and implement such policies with respect to multi-class differing voting right structures. Under any such policies, our dual class capital structure would make us ineligible for inclusion in any of these indices. Any exclusion from stock indices could result in a less active trading market for our Class A common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock.
We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.
Our Continuing Equity Owners have more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq rules. As such, we qualify for, and intend to rely on, exemptions from certain corporate governance requirements, including the requirements to have a majority of independent directors on our board of directors, an entirely independent compensation committee or to have director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is composed entirely of independent directors. The corporate governance requirements and, specifically, the independence standards are intended to ensure directors who are considered independent are free of any conflicting interest that could influence their actions as directors.
Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq rules. Our status as a controlled company could make our Class A common stock less attractive to some investors or otherwise harm our stock price.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, and the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or stockholders.
Our amended and restated certificate of incorporation provides (A) (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.
Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply with respect to any director or stockholder who is not employed by us or our subsidiaries.
The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. The doctrine of corporate opportunity is intended to preclude officers or directors or other fiduciaries from personally benefiting from opportunities that belong to the corporation. Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply with respect to any of our Continuing Equity Owners, any of our directors who are employees or affiliates of the Continuing Equity Owners, or any director or stockholder who is not employed by us or our subsidiaries, except as provided in our amended and restated certificate of incorporation. Any of the foregoing persons therefore, has no duty to communicate or present corporate opportunities to us, and has the right to either hold any corporate opportunity for their (and their affiliates’) own account and benefit or to recommend, assign or otherwise transfer such corporate opportunity to persons other than us, including to any director or stockholder who is not employed by us or our subsidiaries, and will not be liable to us or to our stockholders for breach of any fiduciary duty by reason of any of these activities.
As a result, the Continuing Equity Owners, and any of our directors nominated by them that are not employed by us or our subsidiaries, are not prohibited from operating or investing in competing us in the energy storage business, including as a result of acquiring a company that operates an energy storage business. Due to the significant resources of our Continuing Equity Owners, including their intellectual property (all of which our Continuing Equity Owners retain and certain of which they license to us under applicable intellectual property license agreements), financial resources, name recognition and know-how resulting from the previous management of our business, our Continuing Equity Owners could have a significant competitive advantage over us should any of them decide to utilize these resources to engage in the type of business we conduct, which may in turn cause our operating results and financial condition to be materially adversely affected.
You may be diluted by future issuances of additional Class A common stock or LLC Interests in connection with our incentive plans, acquisitions, or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.
The sale of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of March 31, 2026, we had a total of 132,781,092 shares of Class A common stock outstanding. Of the outstanding shares, 66,613,622 shares held by public investors are freely tradable without restriction or further registration under the Securities Act. Any shares of Class A common stock held by our affiliates are eligible for resale pursuant to Rule 144 under the Securities Act, subject to the volume, manner of sale, holding period and other limitations of Rule 144.
In addition, we, Fluence Energy, LLC, Siemens Industry, Inc. and AES Grid Stability (collectively, the “Founders”) are party to the Third Amended and Restated Limited Liability Agreement of Fluence Energy, LLC, dated October 27, 2021, as may be amended from time to time (the “Fluence Energy, LLC Agreement”) under which Founders (or certain permitted transferees thereof) were granted the right (subject to the terms of the Fluence Energy, LLC Agreement) to have their LLC Interests redeemed from time to time at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment from the sale of newly issued shares of our Class A common stock equal to a volume weighted average market price of one share of our Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Fluence Energy, LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by us of such Class A common stock or such cash, as applicable, for such LLC Interests. The Founders may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. As of March 31, 2026, AES Grid Stability maintained ownership of 51,499,195 LLC Interests, which may be redeemed pursuant to the Fluence Energy, LLC Agreement and the Company may choose to settle through the issuance of 51,499,195 shares of our Class A common stock. The market price of shares of our Class A common stock could decline as a result of these redemptions or exchanges or the perception that a redemption or exchange any subsequent sale could occur, which might make it more difficult for holders of our Class A common stock to sell such stock in the future at a time and at a price that they deem appropriate.
In addition, there are outstanding vested options to acquire shares of our Class A common stock pursuant to equity incentive awards issued previously pursuant to the 2020 Unit Option Plan of Fluence Energy, LLC. Finally, we have reserved 16,200,000 shares of our Class A common stock for issuance under the 2021 Equity Plan and there are 8,957,256 shares still available for grant under the 2021 Equity Plan as of March 31, 2026. Any Class A common stock that we issue under the 2021 Equity Plan or other equity incentive plans that we may adopt in the future as well as exercise of the outstanding options under any of equity plans would be dilutive to Class A common stockholders.
In the future, we may also issue securities in connection with investments, acquisitions, strategic transactions, or capital raising activities, which could constitute a material portion of our then-outstanding shares of our Class A common stock. Further in connection with the completion of the IPO, we entered into a Registration Rights Agreement with certain of the Continuing Equity Owners. Any such issuance of additional securities or any exercise of registration rights or the prospect of any such sales, could materially impact the market price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities.
Short sellers may engage in manipulative activity intended to drive down the market price of our Class A common stock, which has and could in the future result in related governmental and regulatory scrutiny, among other effects.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of later buying lower priced identical securities to return to the lender. Accordingly, it is in the interest of a short seller of our Class A common stock for the price to decline. At any time, short sellers may publish, or arrange for the publication of, opinions or characterizations that are intended to create negative market momentum. Short selling reports can cause increased volatility in an issuer’s stock price, and result in regulatory and governmental inquiries. For example, on February 22, 2024, as previously disclosed, a short seller report was published which contained certain allegations against the Company (the “Short Seller Report”). In response to the Short Seller Report, the Audit Committee of our board of directors completed an internal investigation, with the assistance of outside counsel and forensic accountants, into the allegations in the Short Seller Report. We, after consultation with the Audit Committee, believe that the internal investigation demonstrated that the allegations of wrongdoing contained in the Short Seller Report are without merit. We have been informed that the SEC is conducting a formal investigation and asking for certain information regarding our financial reporting. We are fully cooperating with the SEC’s investigation. Based on the information requested by the SEC, we believe that the SEC is reviewing our revenue recognition practices, a previously-disclosed material weakness in internal controls, capitalization of internal-use software costs, as well as certain service contracts with related parties. These areas were the subject of assertions in the Short Seller Report and were included in the Audit Committee’s internal investigation. Any inquiries or investigations conducted by a governmental organization or other regulatory body, such as the ongoing SEC investigation, or any internal investigation, such as the one conducted by our Audit Committee, could result in a material diversion of our management’s time and result in substantial cost and, in the event of an adverse finding, could have a material adverse effect on our business and results of operations. In addition, any perceived or actual failure by us to comply with applicable laws, rules, regulations, and standards could have a significant impact on our reputation and expose us to legal risk and potential criminal and civil liability.

USE OF PROCEEDS
All of the shares of our Class A common stock offered under this prospectus supplement are being sold by the Selling Securityholders. We will not receive any of the proceeds from any sale of shares of our Class A common stock in this offering by the Selling Securityholders. Pursuant to the registration rights agreement, dated as of November 1, 2021, by and among the Company and certain stockholders party thereto, we have agreed to pay certain expenses of the Selling Securityholders related to this offering. The Selling Securityholders will pay all applicable underwriting discounts and commissions.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Holders of our Class B-1 and Class B-2 common stock are not entitled to participate in any dividends declared by our board of directors.
Furthermore, because we are a holding company, our ability to pay cash dividends on our Class A common stock depends on our receipt of cash distributions from Fluence Energy, LLC and, through Fluence Energy, LLC, cash distributions and dividends from our other direct and indirect subsidiaries.
Assuming Fluence Energy, LLC makes distributions out of earnings and profits (other than tax distributions and other distributions to pay expenses) to its members in any given year, we currently expect, subject to the determination of our board of directors, to pay dividends on our Class A common stock out of the portion of such distributions remaining after our payment of taxes, tax receivable agreement payments and expenses, and subject to Delaware law. Our ability to pay dividends is, and may be, limited by covenants of any outstanding or future indebtedness we or our subsidiaries incur. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and subject to compliance with contractual restrictions and covenants in the agreements governing our future indebtedness. Any such determination will also depend upon our business prospects, results of operations, financial condition, cash requirements and availability and other factors that our board of directors may deem relevant.

SELLING SECURITYHOLDERS
The following table and footnotes set forth information with respect to the beneficial ownership of our Class A common stock by the Selling Securityholders as of March 31, 2026, subject to certain assumptions set forth in the footnotes and as adjusted to reflect the sale of shares of our Class A common stock by the Selling Securityholders in this offering as set forth on the cover page of this prospectus supplement. The percentage of beneficial ownership before this offering set forth below is based on an aggregate of 132,781,092 shares of our Class A common stock, 51,499,195 shares of Class B-1 common stock and no shares of Class B-2 common stock, in each case, outstanding as of March 31, 2026. Beneficial ownership information after this offering set forth below reflects the redemption of 8,753,404 LLC Interests owned by AES Grid Stability, the corresponding cancellation of an equivalent number of shares of our Class B-1 common stock and the settlement of such redemption through the issuance of an equivalent number of new shares of our Class A common stock to AES Grid Stability to be sold in the offering. Beneficial ownership is based on information furnished by the Selling Securityholders. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC.
When we refer to the “Selling Securityholders” in this prospectus supplement, we include any pledgees, donees, assignees, transferees, successors and others who may hold any of the Selling Securityholders’ interests.
	Shares Beneficially Owned Prior to the Offering						Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B-1 Common Stock(1)		% of Total Voting Power Before Offering(2)	Number of Shares Being Offered†	Class A Common Stock		Class B-1 Common Stock(1)		% of Total Voting Power After Offering(2)
	Number of Shares	Percentage	Number of Shares	Percentage			Number of Shares	Percentage	Number of Shares	Percentage
Name of Selling Stockholder
AES Grid Stability, LLC(3)	—	—	51,499,195	100%	66.0%	8,753,404	—	—	42,745,791	100%	60.2%
Siemens AG(4)	51,499,195	38.8%	—		13.2%	8,753,404	42,745,791	30.2%	—	—	12.0%
Qatar Holding LLC(5)	14,668,275	11.0%	—	—	3.8%	2,493,192	12,175,083	8.6%	—	—	3.4%

(1)
The number of shares of Class B-1 common stock listed in the table above correlates to the number of LLC Interests owned by AES Grid Stability. Each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume-weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC (the “Fluence Energy LLC Agreement”); provided that, at our election (determined solely by our independent directors (within the meaning of Nasdaq rules) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests.

(2)
Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.

(3)
The number of shares of Class B-1 common stock listed in the table above correlates to the number of LLC Interests owned by AES Grid Stability. The number of shares of Class A common stock to be sold in the offering by AES Grid Stability assumes the redemption of LLC Interests owned by AES Grid Stability pursuant to the terms of the Fluence Energy LLC Agreement, together with the corresponding cancellation of the equivalent number of shares of Class B-1 common stock of Fluence Energy, Inc., and the settlement of such redemption through the issuance of an equal number of shares of our Class A common stock to be sold in the offering. The AES Corporation is the indirect parent of AES Grid

Stability and may be deemed to share beneficial ownership of the shares held of record by AES Grid Stability. The business address of AES Grid Stability is 4300 Wilson Blvd, 11th Floor, Arlington, Virginia, 22203.
(4)
Shares beneficially owned prior to the offering includes 19,738,064 shares of Class A common stock held of record by Siemens AG and 31,761,131 shares of Class A common stock held of record by SPT Holding, SARL (“SPT Holding”). All shares to be sold in this offering by such holders are being offered by SPT Holding. SPT Holding is a wholly owned subsidiary of Siemens Pension-Trust e.V. (“Siemens e.V.”) and as such, Siemens e.V. may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by SPT Holding. Siemens AG is an affiliate of Siemens e.V. and as such, may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by Siemens e.V. The business address of SPT Holding is 21 Rue Edmond Reuter, Contern Luxembourg 5326. The business address of Siemens e.V. is Wittelsbacher Platz 2, 80333 Munich, Germany. The business address of Siemens AG is Werner-von-Siemens-Strasse 1, 80333 Munich, Germany.

(5)
Includes 14,668,275 shares of Class A common stock held of record by Qatar Holding LLC. The business address of Qatar Holding LLC is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, State of Qatar.

For more information about our relationships with the Selling Securityholders and their affiliates, see “Certain Relationships and Related Party Transactions” in our definitive proxy statement on Schedule 14A, filed with the SEC on January 26, 2026, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Class A common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations.
Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such a partnership will depend on the status of the partner, the activities of such partnership, and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a non-U.S. holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

SALE OR OTHER TAXABLE DISPOSITION
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING
The Company, the Selling Securityholders and Barclays Capital Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, acting as representatives of the underwriters named below, have entered into an underwriting agreement with respect to the Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Class A common stock indicated in the following table.
Name	Number of shares
Barclays Capital Inc.	4,888,889
Goldman Sachs & Co. LLC	4,888,889
J.P. Morgan Securities LLC	4,888,889
BNP Paribas Securities Corp.	888,889
Citigroup Global Markets Inc.	888,889
Mizuho Securities USA LLC	888,889
Morgan Stanley & Co. LLC	888,889
RBC Capital Markets, LLC	888,889
Wells Fargo Securities, LLC	888,888
Total	20,000,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Class A common stock subject to their acceptance of the Class A common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A common stock offered by this prospectus if any such shares are taken.
The underwriters initially propose to offer part of the Class A common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the Class A common stock, the offering price and other selling terms may from time to time be varied by the representatives.
The Selling Securityholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,000,000 additional common shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price and underwriting discounts and commissions, and we will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders.
	Per Share	Total
Public offering price	$21.00	$420,000,000
Underwriting discounts and commissions	$0.4725	$9,450,000
Proceeds to the Selling Securityholders, before expenses	$20.5275	$410,550,000
The estimated offering expenses payable by us are approximately $860,000. We have also agreed to reimburse the underwriters for up to $25,000 for certain of its out-of-pocket expenses incurred in connection with this offering.

Our Class A common stock has been approved for listing on the Nasdaq Select Global Market under the trading symbol “FLNC.”
We, the Selling Securityholders and our directors and officers have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period beginning on the date of the lock-up agreement and ending at the close of business 30 days after the date of the final prospectus relating to this offering with respect to us and 45 days after the date of the final prospectus relating to this offering with respect to the Selling Securityholders and our directors and officers (such periods, the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock;

•
file any registration statement with the SEC relating to the offering of any Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any Class A common stock or any security convertible into or exercisable or exchangeable for Class A common stock, as used in the following ten numbered paragraphs, the term “Common Stock” refers to the shares of our common stock, including any shares of Class A common stock.
The restrictions described in the immediately preceding paragraphs do not apply to the Selling Securityholders, our directors and officers with respect to:
(1)
transactions relating to Common Stock or other securities acquired in open market transactions after the completion of the offering of the shares, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the offering of the shares or such open market transactions during the restricted period;

(2)
transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, for bona fide estate planning purposes to an immediate family member or to any trust for the direct or indirect benefit of the lock-up party, provided that (i) each recipient shall sign and deliver a lock-up agreement substantially in the form of the agreed lock-up agreement, (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the restricted period and (iii) and such transfer does not involve a disposition for value;

(3)
transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession upon the death of the lock-up party, including to the transferee’s nominee or custodian;

(4)
transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order; provided that any filing required under Section 16(a) of the Exchange Act during the restricted period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

(5)
if the lock-up party is a corporation, partnership, limited liability company or other business entity, any transfer or distribution of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, including, without limitation, LLC Interests to limited partners, members, managers, stockholders or holders of similar equity interests in the lock-up party or to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated under the Securities Act) of the lock-up party or to any investment fund or other entity controlled or managed by the lock-up party or affiliates of the lock-up party, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of the agreed lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the restricted period;
(6)
transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (5) above, subject to the same terms and conditions herein;

(7)
transfers to the Company of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with the repurchase by the Company from the lock-up party of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a repurchase right arising in connection with the termination of the lock-up party’s employment with or provision of services to the Company; provided that any public announcement or filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause;

(8)
the transfer or other disposition of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon a vesting or settlement event of the Company’s securities or upon the exercise of options, restricted share units, share value awards, warrants or other equity awards to purchase the Company’s securities (including any transfer or other disposition necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise to the Company in the case of a “cashless exercise” or “net exercise” that is effected solely by surrender of outstanding options, restricted share units, share value awards, warrants or other equity awards (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations); provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in this clause (8), and (ii) any shares received upon exercise or settlement of the option, restricted share unit, share value award or other equity award or exercise of warrants are subject to a lock-up agreement substantially in the form of the agreed lock-up agreement;

(9)
transfers of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction after the completion of the offering of the shares that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined in the agreed lock-up agreement) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the lock-up party’s shares of Common Stock shall remain subject to the provisions of the agreed lock-up agreement;

(10)
establishing trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period;

(11)
transfers of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act entered into by the lock-up party prior to the date hereof; provided that any filing required under Section 16(a) of the Exchange Act during the restricted period shall clearly indicate in the footnotes thereto that the filing relates to such plan;
(12)
transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or any of its affiliates in connection with the transactions contemplated in the prospectus, upon exercise of the Company’s right to repurchase or reacquire the lock-up party’s Common Stock pursuant to agreements disclosed in the prospectus and in effect on the date of the consummation of the offering of the shares, or as permitted by section 9 of the Fluence Energy LLC Agreement, including in connection with exchanges qualifying under Section 351 of the Internal Revenue Code of 1986, as amended, provided, that any such shares of Common Stock received upon such exchange shall remain subject to the provisions of the agreed lock-up agreement and provided further that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or the Company regarding the transfer, conversion, reclassification, redemption or exchange, as applicable, such announcement or filing shall include a statement explaining the circumstances of such transfer, or that such transfer, conversion, reclassification, redemption or exchange, occurred pursuant to the terms of section 9 of the Fluence Energy LLC Agreement, as applicable, and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the restricted period other than as may be permitted by the agreed lock-up agreement;

(13)
sales of Common Stock to the underwriters pursuant to the underwriting agreement; or

(14)
only with respect to AES Grid Stability, an exchange of shares of Class B-1 common stock for an equivalent number of shares of Class B-2 common stock of the Company, such shares of Class B-2 common stock shall remain subject to the agreed lock-up agreement;

If any Major Holder (as defined below) party to a lock-up agreement in connection with this offering is in any way released from, or receives a waiver of, any of its obligations pursuant to such lock-up agreement (including by amendment to the lock-up agreement or otherwise) (a “Released Party”), the other lock-up parties will be similarly and contemporaneously released or waived from its obligations thereunder (which for the avoidance of doubt will include a release or waiver of the same percent of shares of Common Stock as the percent of shares of Common Stock held by the Released Party that are subject to the release or waiver, with such percentage calculated by reference to the aggregate number of shares of Common Stock beneficially owned by the Released Party and persons or entities, if any, identified as associated with such Released Party in a footnote to the beneficial ownership table under the caption “Selling Securityholders” of this prospectus). For purposes of the lock-up agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each “Selling Securityholder,” as such term is defined in the underwriting agreement pursuant to this offering. Notwithstanding the foregoing, no release or waiver will constitute a release or waiver for purposes of this paragraph, if: (a) such release or waiver is granted to any individual party or parties that represent, individually or in the aggregate with all releases or waivers under this clause (a), an amount less than or equal to 1% of the Company’s total then outstanding Common Stock, (b) such release or waiver is effected solely to permit a transfer not involving a disposition for value, the transferee has agreed in writing to sign and deliver a lock-up agreement substantially in the form of the agreed lock-up agreement and any filing required under Section 16(a) of the Exchange Act during the Restricted Period related thereto shall clearly indicate in the footnotes thereto that the transferee has delivered a lock-up agreement substantially in the form of the agreed lock-up agreement for this offering, or (c) the release or waiver is granted due to circumstances of an emergency or hardship as determined by the representatives in their sole judgment.
In our case, such restrictions shall not apply to:
(A) the shares to be sold in the offering, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or share value award, or the conversion of a convertible loan, note or other security outstanding on December 5, 2023 as described in each of the time of sale prospectus and the prospectus, (C) the grant of options, restricted stock units, share value awards or any other type of equity award pursuant to employee benefit plans in effect on December 5, 2023 and described in the time of sale prospectus and the prospectus (the “Plans”) or the issuance of shares of Common Stock by the Company (whether upon the exercise of stock options or other equity awards) to employees, officers, directors, advisors or consultants of the Company pursuant to the Plans, (D) the filing by the Company of a registration statement on Form S-8 relating to issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to the Plans, (E) the issuance of or entry into an agreement to issue shares of Common Stock or any securities substantially similar to the Common Stock or convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions or securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amount of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may issue or agree to issue pursuant to this clause (E) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by the underwriting agreement determined on a fully diluted basis, and provided further, that each recipient of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause (E) shall execute a lock-up agreement substantially in the form of Exhibit A to the underwriting agreement, or (F) facilitating the establishing of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the restricted period.
The representatives, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters. The underwriters can close out a covered short sale by purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares. The underwriters may also sell shares in excess of the amount of shares which they have committed to purchase, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
The underwriters may offer and sell the Class A common stock through certain of their affiliates or other registered broker-dealers or selling agents.
We, the Selling Securityholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of Class A common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain affiliates of the underwriters are lenders under the senior secured cash flow revolving credit facility, including: (a) an affiliate of Barclays Capital Inc. is acting joint lead arranger, joint bookrunner and issuing bank, (b) an affiliate of Goldman Sachs & Co. LLC is a lender and (c) an affiliate of J.P. Morgan Securities LLC is acting as joint lead arranger, joint bookrunner and issuing bank.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area, each, a Relevant Member State, no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the representatives and their affiliates and the Company that:
(a)
it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)
in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.
The Company, the representatives and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares in the offering.
United Kingdom
This prospectus supplement and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the shares shall require the Company and/or the underwriter or any of their respective affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the United Kingdom who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the representatives and their affiliates that it meets the criteria outlined in this section.
Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Class A common stock. The Class A common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Class A common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Class A common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.
In particular, this prospectus supplement will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.
Canada
The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
This prospectus does not constitute a public offer of the Class A common stock, whether by way of sale or subscription, in the Cayman Islands.
Hong Kong
Our Class A common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A common stock may not be circulated or distributed, nor may our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where our Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Class A common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where our Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired our Class A common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Where our Class A common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Class A common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).
Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Class A common stock to which this prospectus relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the Class A common stock offered should conduct their own due diligence on the Class A common stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A common stock.
Accordingly, the Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For qualified institutional investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A common stock. The Class A common stock may only be transferred to QIIs.
For non-QII investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A common stock. The Class A common stock may only be transferred en bloc without subdivision to a single investor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been or will be lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Class A common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The Class A common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A common stock must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Israel
The shares of Class A common stock have not been, and will not be, offered to the public in Israel within the meaning of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”). The shares of Class A common stock may be offered in the State of Israel only to Qualified Israeli Investors in reliance on an exemption from the requirement to file a prospectus pursuant to Sections 15A(b)(1) and 15A(b)(2) of the Israeli Securities Law. Accordingly, no prospectus will be filed in the State of Israel in connection with this offering.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP. Weil, Gotshal & Manges LLP is acting as counsel for the underwriters in connection with this offering.

EXPERTS
The consolidated financial statements of Fluence Energy, Inc. incorporated by reference in Fluence Energy Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2025, and the effectiveness of Fluence Energy, Inc.’s internal control over financial reporting as of September 30, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
FLUENCE ENERGY, INC.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Class A Common Stock
Offered by the Selling Securityholders
(including up to 117,666,665 Shares of Class A Common Stock Offered by the Selling Securityholders identified herein)
We may offer and sell the securities identified above, and any selling securityholders identified herein or in supplements to this prospectus (the “Selling Securityholders”) may offer and sell Class A common stock as identified above (including up to 117,666,665 shares of Class A common stock offered by the Selling Securityholders identified herein), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the Selling Securityholders.
Each time we or any of the Selling Securityholders offer and sell securities, we or such Selling Securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the Selling Securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FLNC.” On May 11, 2026, the last reported sale price of our Class A common stock on Nasdaq was $25.23 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 12, 2026.

EXPLANATORY NOTE
We are filing this registration statement with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement on Form S-3 (File No. 333-273939) (the “Prior Registration Statement”) that will expire on August 11, 2026, in accordance with applicable SEC regulations. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement, which became automatically effective upon filing.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the Selling Securityholders identified herein or to be named in a supplement to this prospectus may sell Class A common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the Selling Securityholders offer and sell securities, we or the Selling Securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Fluence,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fluence Energy, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement contain or may contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein are forward-looking statements. In particular, statements regarding our future results of operations and financial position, operational performance, the Company’s business, growth, and innovation strategy and the efficacy of our products and services to meet evolving needs, future market and industry growth and related opportunities for the Company, projected operating costs, our ability to differentiate our products and optimize our cost structure, our ability to compete, liquidity and access to capital, the timing of future revenue recognition, future capital expenditures and debt service obligations, the Company’s expected growth and demand for our energy storage solutions, services, and digital application offerings and the industry generally, relationships with new and existing customers and suppliers, introduction of new energy storage solutions, services, and digital application offerings and adoption of such offerings by customers, our domestic content strategy, assumptions relating to the Company’s tax receivable agreement, expectations relating to backlog, pipeline, contracted backlog, and order intake, current expectations relating to legal proceedings, anticipated impact and benefits from the Inflation Reduction Act of 2022 (the “IRA”) and related domestic content guidelines on us and our customers, potential impact of the changes to the IRA pursuant to the One Big Beautiful Bill Act and related executive orders and agency guidance on us, our customers, and our suppliers, the implementation and success of our compliance and risk mitigation strategies related to the foregoing regulatory impacts and uncertainty, potential or estimated impact of tariffs and any potential tariff and duty refunds as well as timing of any potential or estimated impacts, uncertainty around U.S. and foreign trade policy on the Company, our suppliers, and our customers, and beliefs, assumptions, prospects, plans, and objectives of management, are forward-looking statements.
In some cases, you may identify forward-looking statements by terms such as “anticipates,” “believes,” “commits,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “grows,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
These forward-looking statements are subject to a number of risks, uncertainties, and other important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to: the elimination or expiration of government incentives or regulations regarding renewable energy; changes in the global trade environment; fluctuations in order intake and results of operations across fiscal periods; a significant reduction in order volume or loss of significant customers or their inability to perform under contracts; competition for offerings and the ability to attract new customers and retain existing ones; maintaining and enhancing reputation and brand recognition; our ability to manage recent and future growth and the expansion of our business and operations; our ability to attract and retain highly qualified personnel; our growth depending on the success of relationships with third parties; delays, disruptions, and quality control problems in manufacturing operations; risks associated with engineering and construction, utility interconnection, commissioning and installation of energy storage products, cost overruns, and delays; supplier concentration and limited supplier capacity; operating as a global company with a global supply chain; changes in the cost and availability of raw materials and underlying components; lengthy sales and installation cycle for energy storage solutions; quality and quantity of components provided by suppliers; defects, errors, vulnerabilities, and/or bugs in products and technology; events and incidents relating to storage, delivery, installation, operation, maintenance, and shutdowns of products; current and planned foreign operations; failure by contract manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; actual or threatened health epidemics, pandemics, or similar public health threats; severe weather events; acquisitions made or that may be pursued; our ability to obtain financial assurances for projects; relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increases in expenses in the future and our ability to maintain prolonged profitability; the risk that amounts included in the pipeline and contracted backlog may not result in actual revenue or translate into profits; restrictions set forth in current and future credit and debt agreements; our uncertain ability to raise additional capital to execute on business opportunities; fluctuations in currency exchange rates; whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for offerings does not develop or takes longer to develop than anticipated; our estimates on the size of the total addressable market; macroeconomic uncertainty and market conditions; interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for energy storage solutions; the cost of electricity available from alternative sources; a decline or delay in public acceptance of renewable energy, or increase in the cost of customer projects; increased attention to environmental, social and governance matters; our ability to obtain, maintain, and enforce proper protection for intellectual property, including technology; the threat of lawsuits by third parties alleging intellectual property violations; our having adequate protection for trademarks and trade names; our ability to enforce intellectual property rights; our patent portfolio; our ability to effectively protect data integrity of technology infrastructure, data, and other business systems; the use of open-source software; our failure to comply with third-party license or technology agreements; our inability to license rights to use technologies on reasonable terms; compromises, interruptions, or shutdowns of systems; use of artificial intelligence (“AI”) technologies; potential changes in tax laws or regulations; barriers arising from current electric utility industry policies and regulations and any subsequent changes; environmental, health, and safety laws and potential obligations, liabilities, and costs thereunder; actual or perceived failure to comply with data privacy and data security laws, regulations, industry standards, and other requirements relating to the privacy, security, and processing of personal information; potential future legal proceedings, regulatory disputes, and governmental inquiries; ownership of our Class A common stock; short-seller activists; being a “controlled company” within the meaning of the rules of the Nasdaq Stock Market; conflicts of interest by officers and directors due to positions with our continuing equity owners; relationship with our founders and continuing equity owners; terms of our amended and restated certificate of incorporation and amended and restated bylaws; our dependence on distributions from Fluence Energy, LLC to pay taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks related to the 2030 Convertible Senior Notes; improper and ineffective internal control over reporting to comply with the Sarbanes-Oxley Act; changes in accounting principles or their applicability; and estimates or judgments relating to critical accounting policies; and the factors described under the headings Part I, Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in each case, filed with the SEC and incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. We qualify all forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by these cautionary statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://fluenceenergy.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 25, 2025;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 26, 2026;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2025, filed with the SEC on February 4, 2026, and for the fiscal quarter ended March 31, 2026, filed with the SEC on May 6, 2026;

•
Our Current Reports on Form 8-K, filed with the SEC on October 3, 2025, March 16, 2026 and April 3, 2026 and our Current Report on Form 8-K/A filed with the SEC on April 6, 2026.

•
The description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-40978), filed with the SEC on October 28, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Fluence Energy, Inc.
Attn: Investor Relations
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(833) 358-3623
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ABOUT FLUENCE ENERGY, INC.
Fluence is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. Our energy storage solutions and operational services are designed to help create a more resilient grid and unlock the full potential of renewable portfolios.
Our business continues to evolve worldwide and is shaped by the varying ways in which our products can provide economically viable solutions to energy needs in certain markets. Our offerings include energy storage products and solutions, recurring O&M services, and digital applications for energy storage and other power assets. We have repeatedly pioneered new use cases for grid-scale energy storage. Some of the uses we have supported include frequency regulation, generation enhancement, capacity peak power, energy cost control, microgrids/islands, renewable integration, virtual dams, transmission and distribution enhancement, and critical power.
Fluence Energy, Inc., a Delaware corporation, was formed on June 21, 2021. We conduct our business operations through Fluence Energy, LLC and its direct and indirect subsidiaries. Our principal executive offices are located at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203, and our telephone number is (833) 358-3623. Our website address is https://www.fluenceenergy.com.
Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Regarding Forward-Looking Information” included elsewhere in this prospectus and under any similar heading in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the Selling Securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as further amended by the first certificate of amendment and that certificate of retirement thereto (collectively, our “certificate”) and amended and restated bylaws (our “bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Our certificate authorizes capital stock consisting of:
•
1,200,000,000 shares of Class A common stock, par value $0.00001 per share;

•
134,325,805 shares of Class B-1 common stock, par value $0.00001 per share;

•
200,000,000 shares of Class B-2 common stock, par value $0.00001 per share; and

•
10,000,000 shares of preferred stock, par value $0.00001 per share.

Certain provisions of our certificate and our bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.
Class A Common Stock
Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock are entitled to receive pro rata our remaining assets available for distribution.
Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock.
Class B-1 and Class B-2 Common Stock
Each share of our Class B-1 common stock entitles its holders to five votes per share and each share of our Class B-2 common stock entitles its holders to one vote per share on all matters presented to our stockholders generally.
Shares of Class B-1 and Class B-2 common stock will be issued in the future only (a) to the extent necessary to maintain a one-to-one ratio between the number of common units of Fluence Energy, LLC (“LLC Interests”) held by the Founders (defined below) and the aggregate number of shares of Class B-1 and Class B-2 common stock issued to the Founders, and (b) in the case of Class B-2 common stock, upon conversion of Class B-1 common stock as described below. Shares of Class B-1 and Class B-2 common stock are transferable only together with an equal number of LLC Interests. Only permitted transferees of LLC Interests held by the Founders are permitted transferees of Class B-1 and Class B-2 common stock. “Founders” means, collectively, the holders of LLC Interests (other than the Company) and our Class B-1 common stock, including AES Grid Stability, LLC, Siemens Industry, Inc. (“Siemens Industry”), and their respective affiliates, who may, at each of their respective options, in whole or in part from time to time, require Fluence Energy, LLC to redeem their LLC Interests (along with an equal number of shares of Class B-1 common stock or Class B-2 common stock, as the case may be (and such shares shall be immediately cancelled)) for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), cash or newly-issued shares of our Class A common stock.
Holders of shares of our Class B-1 and Class B-2 common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate described below or as otherwise required by applicable law or our certificate.
Holders of our Class B-1 and Class B-2 common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation. Additionally, holders of shares of our Class B-1 and Class B-2 common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B-1 or Class B-2 common stock. Any amendment of our certificate that gives holders of our Class B-1 or Class B-2 common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.
Each outstanding share of Class B-1 common stock will automatically convert into one share of Class B-2 common stock upon the earliest of (1) any transfer by a Founder of such shares of Class B-1 common stock other than to an affiliate of such Founder, (2) with respect to each Founder and its affiliates, 5:00 p.m. (New York City time) on a date fixed by our board of directors that is not less than 60 days nor more than 180 days following the date that such Founder, together with its affiliates, ceases to hold an aggregate number of shares of all classes of our common stock representing at least 20% of the aggregate number of all outstanding shares of all classes of our common stock, and (3) 5:00 p.m. (New York City time) on the date that is seven years following the closing of our initial public offering of Class A common stock. In addition, upon the filing of the first certificate of amendment to our amended and restated certificate of incorporation on December 22, 2022, holders of our Class B-1 common stock are permitted to convert shares of Class B-1 common stock into shares of Class B-2 common stock at a one-to-one ratio at any time at the option of such holder.
Following exercise of its redemption rights by Siemens Industry of its LLC Interests on June 30, 2022, together with the corresponding cancellation of an equivalent number of shares of our Class B-1 common stock, and our election to settle the redemption through issuance of shares of Class A common stock to Siemens Industry (the “Redemption”), AES Grid Stability, LLC currently holds 100% of the outstanding shares of our Class B-1 common stock.
No shares of our Class B-2 common stock are outstanding.
Preferred Stock
The total of our authorized shares of preferred stock is 10,000,000 shares. We have no shares of preferred stock outstanding.
Our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Registration Rights
In connection with our initial public offering in October 2021, we entered into a Registration Rights Agreement with certain of the Continuing Equity Owners (as defined below) pursuant to which such parties have specified rights to require us to register for resale all or a portion of their shares of Class A common stock under the Securities Act. “Continuing Equity Owners” originally consisted of AES Grid Stability, LLC, Siemens Industry, and Qatar Holding LLC and each of their respective affiliates. Following the Redemption, Siemens Industry, Inc. effected an internal transfer of its interests in 58,586,695 shares of Class A common stock held by Siemens Industry, Inc. to Siemens AG and Siemens AG executed a Registration Rights Joinder, becoming a party to the Registration Rights Agreement. On September 29, 2022, Siemens AG effected an internal transfer of its interest in 18,848,631 shares of Class A common stock held by Siemens AG to Siemens Pension-Trust e.V. (“Siemens e.V.”) and Siemens e.V. executed a Registration Rights Joinder, becoming a party to the Registration Rights Agreement. On December 19, 2023, Siemens e.V. effected an internal transfer of all of its outstanding shares of Class A common stock (11,761,131 shares) to SPT Invest Management, SARL (“SPT IM”) and SPT IM executed a Registration Rights Joinder, becoming a party to the Registration Rights Agreement. On October 14, 2025, Siemens AG effected an internal transfer of its interests in 20,000,000 shares of Class A common stock held by Siemens AG to SPT Holding, SARL (“SPT Holding”) and SPT Holding executed a Registration Rights Joinder, becoming a party to the Registration Rights Agreement. On October 28, 2025, SPT IM effected an internal transfer of all of its outstanding shares of Class A common stock (11,761,131 shares) to SPT Holding.
Forum Selection
Our certificate provides that (A) (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate or our bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders, and any other factors our board of directors may consider relevant.

Anti-Takeover Provisions
Our certificate and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but unissued shares.
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by Nasdaq rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions, employee benefit plans and funding of redemptions of LLC Interests. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Limitation on Action by Written Consent.
Our certificate of incorporation provides that from and after the date on which the aggregate number of outstanding shares of Class B-1 and Class B-2 common stock, voting together as a single class, cease to represent at least 50% of the total voting power of the outstanding shares of our capital stock, holders of our common stock will not be able to act by written consent without a meeting.
Special meetings of stockholders.
Our bylaws provide that from and after the date on which the aggregate number of outstanding shares of Class B-1 and Class B-2 common stock, voting together as a single class, cease to represent at least 50% of the total voting power of the outstanding shares of our capital stock, only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders.
Advance notice requirements for stockholder proposals and director nominations.
In addition, our bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting. Notwithstanding anything contained in our bylaws to the contrary, such advance notice procedures shall not apply to a stockholder exercising its rights to designate persons for nomination for election to our board of directors in accordance with the provisions of the Stockholders Agreement for so long as it remains in effect.
Amendment of certificate of incorporation or bylaws.
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate and bylaws provide that the affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our certificate, including provisions relating to amending our bylaws, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive forum.

Section 203 of the DGCL.
We have opted out of Section 203 of the DGCL. However, our certificate contains provisions that are similar to Section 203. Specifically, our certificate provides that, subject to certain exceptions, we will not be able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a manner prescribed in our certificate. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person, provided that the Founders and certain of their related parties and their respective direct and indirect transferees shall not be considered “interested stockholders.”
Limitations on Liability and Indemnification of Officers and Directors
Our certificate and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. Prior to the consummation of the transactions, we intend to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Corporate Opportunity Doctrine
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate will, to the maximum extent permitted from time to time by Delaware law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to any director or stockholder who is not employed by us or our subsidiaries. Our certificate provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates does not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if any director or stockholder who is not employed by us or our subsidiaries acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (1) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the certificate, (2) we or our subsidiaries, at such time have sufficient financial resources to undertake such transaction or opportunity, (3) we have an interest or expectancy in such transaction or opportunity, and (4) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our certificate does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of Fluence Energy, Inc.

Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
Trading Symbol and Market
Our Class A common stock is listed on Nasdaq under the symbol “FLNC”.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Fluence,” “we,” “our” or “us” refer to Fluence Energy, Inc.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Fluence) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Fluence and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Fluence;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”) and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below, may, from time to time, offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. Additional Selling Securityholders may be added from time to time by amendment or supplement to this prospectus.
As described in the section of this prospectus titled “Description of Capital Stock,” we have entered into a Registration Rights Agreement, dated November 1, 2021, among us and the Selling Securityholders identified below, pursuant to which we have granted certain registration rights with respect to certain shares of Class A common stock and shares of Class A common stock issuable upon redemption of outstanding LLC Interests held by such Selling Securityholders. We are registering certain of the securities offered by this prospectus on behalf of these Selling Securityholders. Our registration of these shares of Class A common stock does not necessarily mean that the Selling Securityholders will sell all or any of such shares. Because the Selling Securityholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the Selling Securityholders will hold upon consummation of any such sales.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders identified below as of May 1, 2026 concerning the Class A common stock that may be offered from time to time by any such Selling Securityholder pursuant to this prospectus. The percentage of beneficial ownership before this offering set forth below is based on an aggregate of 132,811,490 shares of our Class A common stock and 51,499,195 shares of Class B-1 common stock, in each case, outstanding as of May 1, 2026. The number of shares and percentages of beneficial ownership after this offering set forth below assumes that the Selling Securityholders sell all 117,666,665 shares of our Class A common stock offered by this prospectus, including 51,499,195 shares of Class A common stock issuable upon redemption of outstanding LLC Interests.
For information regarding material relationships and transactions between us and the Selling Securityholders identified below, see “Certain Relationships and Related Party Transactions” in our definitive proxy statement filed on January 26, 2026 that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, which is incorporated by reference in this prospectus. Additional information about Selling Securityholders, other than those identified below, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203.
	Shares Beneficially Owned Before Offering						Shares Beneficially Owned After Offering
	Class A Common Stock(1)		Class B-1 Common Stock		% of Total Voting Power Before Offering(2)	Maximum Number of Shares of Class A Common Stock to be Sold in Offering	Class A Common Stock		Class B-1 Common Stock
Name	Shares	% of Class A Common Stock	Shares	% of Class B-1 Common Stock			Shares	% of Class A Common Stock	Shares	% of Class B-1 Common Stock	% of Total Voting Power After Offering(2)
AES Grid Stability, LLC(3)	—	—	51,499,195	100%	66.0%	51,499,195	—	—	—	—	—
Siemens AG(4)	51,499,195	38.8%	—	—	13.2%	51,499,195	—	—	—	—	—
Qatar Holding LLC(5)	14,668,275	11.0%	—	—	3.8%	14,668,275	—	—	—	—	—

(1)
Each LLC Interest is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Third Amended and

Restated Limited Liability Company Agreement of Fluence Energy, LLC (the “Fluence Energy LLC”) Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. AES Grid Stability, LLC may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interests remain outstanding. When AES Grid Stability, LLC redeems an LLC Interest, a corresponding share of Class B-1 or Class B-2 common stock, as applicable, held by AES Grid Stability, LLC will be cancelled.
(2)
Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share, and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.

(3)
Represents an equal number of shares of Class A common stock issuable on a one-for-one basis upon redemption of LLC Interests, of which AES Grid Stability, LLC is the record holder. The AES Corporation is the indirect parent of AES Grid Stability, LLC and may be deemed to share beneficial ownership of the shares held of record by AES Grid Stability, LLC. The business address of each of The AES Corporation and AES Grid Stability, LLC is 4300 Wilson Blvd, 11th Floor, Arlington, Virginia, 22203.

(4)
Includes 19,738,064 shares of Class A common stock held of record by Siemens AG and 31,761,131 shares of Class A common stock held of record by SPT Holding. SPT Holding is a wholly owned subsidiary of Siemens e.V. and as such, Siemens e.V. may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by SPT Holding. Siemens AG is an affiliate of Siemens e.V. and as such, may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by Siemens e.V. The business address of SPT Holding is 21 Rue Edmond Reuter, Contern Luxembourg 5326. The business address of Siemens e.V. is Wittelsbacher Platz 2, 80333 Munich, Germany. The business address of Siemens AG is Werner-von-Siemens-Strasse 1, 80333 Munich, Germany.

(5)
Includes 14,668,275 shares of Class A common stock held of record by Qatar Holding LLC. The business address of Qatar Holding LLC is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, State of Qatar.

PLAN OF DISTRIBUTION
We or any of the Selling Securityholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Class A common stock covered by this prospectus. Registration of the shares of Class A common stock covered by this prospectus does not mean, however, that those shares of Class A common stock necessarily will be offered or sold.
The shares of Class A common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•
on any national securities exchange on which our shares of Class A common stock may be listed at the time of sale, including Nasdaq (including through “at the market” offerings);

•
in the over-the-counter market;

•
in privately negotiated transactions;

•
through broker-dealers, who may act as agents or principals;

•
through one or more underwriters on a firm commitment or best-efforts basis;

•
in a block trade in which a broker-dealer may attempt to sell a block of shares of Class A common stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;

•
through put or call option transactions relating to the shares of Class A common stock;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;

•
directly to one or more purchasers;

•
through agents; or

•
through a combination of any of these methods of sale or by any other legally available means.

In effecting sales, brokers or dealers engaged by us and/or the Selling Securityholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:
•
purchases of the shares of Class A common stock by a broker-dealer as principal and resales of the shares of Class A common stock by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker/dealer solicits purchasers on a best efforts basis.

At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
If the Selling Securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the Selling Securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the Selling Securityholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
In connection with the sale of the shares of Class A common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Class A common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker/dealers or agents participating in the distribution of the shares of Class A common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.
We and the Selling Securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.
Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of Class A common stock covered by this prospectus may be sold by Selling Securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Fluence Energy, Inc. Additional legal matters may be passed upon for us, the Selling Securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Fluence Energy, Inc. incorporated by reference in Fluence Energy Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2025, and the effectiveness of Fluence Energy, Inc.’s internal control over financial reporting as of September 30, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

20,000,000 shares
Class A common stock

Prospectus supplement

Joint book-running managers
Barclays
Goldman Sachs & Co. LLC
J.P. Morgan
Joint bookrunners
BNP PARIBAS
Citigroup
Mizuho
Morgan Stanley
RBC Capital Markets
Wells Fargo Securities
May 12, 2026